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                                                                    EXHIBIT 23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 6, 1996, on the consolidated financial statements of Compania de Inversiones de Energia S.A., included in Enron Global Power & Pipelines L.L.C.'s Form 10-K, for the year ended December 31, 1995 and to all references to our Firm included in this registration statement.

                                          PISTRELLI, DIAZ Y ASOCIADOS

                                          By:  /s/  PISTRELLI, DIAZ Y ASOCIADOS
                                          --------------------------------------

Buenos Aires, Argentina
November 1, 1996